Exhibit (c)(2)



Sprint
Coca-Cola
MAX
Lance
CAMRY

SPEEDWAY MOTORSPORTS, INC.

Presentation to the Special Committee

Project Slingshot

July 23, 2019

Morgan Stanley

STRICTLY PRIVATE & CONFIDENTIAL

Speedway Motorsports Bid Progression

SPEEDWAYMOTORSPORTS, INC.

			Speedway Motorsports			International Speedway	
			Initial Proposal	Second Proposal	Final Proposal	Initial Proposal	Final Proposal
		TRK Statistic	$18.00	$19.25	$19.75	$42.00	$45.00
Prior to ISC Bid	1 Day Prior (11/9/2018)	$16.34	10.2%	17.8%	20.9%	7.5%	15.2%
	VWAP 30 Day Prior[1]	$16.19	11.2%	18.9%	22.0%	13.8%	21.9%
	L12M High	$21.05	(14.5%)	(8.6%)	(6.2%)	(10.9%)	(4.6%)
	L12M Low	$14.66	22.8%	31.3%	34.7%	19.4%	27.9%
Prior to TRK Bid	1 Day Prior (4/23/2019)	$13.94	29.1%	38.1%	41.7%		
	VWAP 30 Day Prior[1]	$14.53	23.9%	32.5%	35.9%		
	L12M High	$18.36	(2.0%)	4.8%	7.6%		
	L12M Low	$13.47	33.6%	42.9%	46.6%		
AV / EBITDA	2019E[2]	$116	7.5x	8.0x	8.1x	8.0x	8.5x
	2020E[2]	$116	7.5x	8.0x	8.1x	7.3x	8.3x

Source: CapIQ, Wall Street equity research and companies filings

Notes:
1. VWAP based on trading days
2. TRK EBITDA reflects Wells Fargo Equity Research; ISC EBITDA reflects consensus estimates

Speedway Motorsports vs. International Speedway Trading Performance

SpeedwayMotorsports, Inc.

Relative Total Shareholder Returns

Last Twelve Months [1][2]

	Returns		
	LTM	6Mo	3Mo
TRK	9%	14%	35%
ISC	2%	5%	5%
S&P 500	6%	15%	3%



Based to TRK $ / Share
20
19
18
$17.19
17
16
15
14
13
12
10/4/2018
TRK: $17.21
ISC: $42.26
ISC releases 3Q18 earnings and revises 2018 guidance down
11/9/2018 (4)
TRK: $16.34
ISC: $39.06
NASCAR announces $42/ share bid to acquire remaining shares of ISC not owned by France Family
5/22/2019
TRK: $18.32
ISC: $43.62
NASCAR announces merger agreement for $45 / share to acquire remaining shares of ISC not owned by France Family
+9%
$18.73
+6%
+2%
$45.35
11/7/2018
TRK: $16.05
ISC: $38.63
TRK reports relatively strong 3Q18; primarily due to realignment of race locations and timing
3/13/2019
TRK: $16.85
TRK reports weak 4Q18; primarily due to very significant challenges with weather
4/24/2019
TRK: $13.94
TRK announces a bid from SFC to acquire remaining shares not owned by Smith family for $18 per share
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19
May-19
Jul-19
TRK
ISC
S&P 500

Speedway Motorsports Capitalization Table
$MM, unless otherwise noted

			11/9/2018 [4]	Current
Current Share Price			$16.34	$18.73
(x) FDSO (MM) [3]			41.0	41.0
Equity Value			**$669**	**$768**
(+) Total Debt			201	201
(-) Cash			(81)	(69)
Aggregate Value			**$790**	**$900**
	Consensus EBITDA			
	11/9/2018	Current		
AV / 2019E EBITDA	$122	$116 [5]	**6.4x**	**7.8x**
AV / 2020E EBITDA	$126	$116 [5]	**6.3x**	**7.7x**
Total Debt / LTM EBITDA			**1.5x**	**1.5x**
Net Debt / LTM EBITDA			**0.9x**	**1.0x**

Source: CapIQ

Notes:
1. Market data as of July 12, 2019
2. Share price annotations represent share price 1-day prior to event
3. Throughout this presentation, unless otherwise noted, FDSO based on basic shares, RSUs and options outstanding as per Q1'19 10Q
4. Trading as of 11/9/2018, pre-NASCAR / ISC bid post-market close
5. Based on estimates of recent broker report available (Wells Fargo)

Speedway Motorsports vs. International Speedway EBITDA Trading Multiples Over Time

SPEEDWAY MOTORSPORTS, INC.

AV / NTM EBITDA

Since November 9, 2013 (1)



11/9/2018
NASCAR announces $42/ share bid to acquire remaining shares of ISC not owned by France Family
10.0x
9.0x
8.0x
7.0x
6.0x
5.0x
Nov-13
Nov-14
Nov-15
Nov-16
Nov-17
Nov-18
Jul-19
ISC
8.1x
7.7x
4/24/2019 (2)
Sonic Financial Corporation initial $18/share bid
TRK
ISC

AV/NTM EBITDA Average
Prior to ISC Bid (11/9/2018)

	ISC	TRK	ISC - TRK
L6M	7.7x	6.8x	0.9x
LTM	8.0x	7.1x	0.9x
L2Y	7.8x	7.5x	0.3x
L3Y	7.7x	7.4x	0.3x
L5Y	7.9x	7.7x	0.3x

AV / NTM EBITDA Multiple Spread

ISC Multiple Less TRK Multiple; Since November 9, 2013 (1)



3.0x
2.0x
1.0x
0.0x
(1.0x)
(2.0x)
0.4x
Nov-13
Nov-14
Nov-15
Nov-16
Nov-17
Nov-18
Jul-19

Source: CapIQ

Notes:
1. 5 years from ISC bid
2. Share price annotations represent share price 1-day prior to event

Speedway Motorsports Summary Valuation

Market Data as of July 12, 2019 (1)


TRK Price Prior to TRK Bid (4/23/2019): $13.94
TRK Price Prior to ISC Bid (11/9/2018): $16.34
SFC Initial Bid: $18.00
SFC Final Bid: $19.75
Public Market
Comparable Company Valuation
6.5x - 8.0x Wells Fargo 2019E EBITDA
$15.10
$19.40
16.5x - 21.0x Wells Fargo 2019E EPS
$15.90
$19.60
Private Market
Discounted Cash Flow (NTM EBITDA Exit Multiple) (2)
Mgmt. Case 6.5x - 7.5x Exit EBITDA Multiple
$16.10
$19.20
Wells Fargo Case 6.5x - 7.5x Exit EBITDA Multiple
FY'23E Terminal Year
3.75-year DCF
5.5% - 7.0% WACC (3)
$17.10
$20.50
Precedent Transactions
Wells Fargo Case NASCAR / ISCA; 8.5x 2019E EBITDA Multiple
NASCAR / ISC: $20.70
8.5x
Leveraged Buyout Analysis (4)
Mgmt. Case; 6.5x - 7.5x Exit LTM EBITDA Multiple
12/31/2019 Transaction Close
15.0% - 20.0% Target IRR
3.0x - 4.0x Max Leverage
$12.40
$16.30
Wells Fargo Case; 6.5x - 7.5x Exit LTM EBITDA Multiple
$12.70
$16.90
Reference
Trading Multiple Range (as of 11/9/2018)
Last 6 Months 5.9x - 7.3x NTM Wells Fargo Case EBITDA
$13.60
$17.40
Last 6 Months 14.2x - 18.1x NTM Wells Fargo Case EPS
$13.20
$16.80
Discounted Analyst Price Target (5)
Min / Max Analyst Price Targets
$15.00
$18.70
Trading Range (as of 11/9/2018)
Last 6 Months
$14.70
$18.10
$10.00
$12.00
$14.00
$16.00
$18.00
$20.00
$22.00
$24.00

	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00	$22.00	$24.00
Implied AV / 2019E Wells Fargo Equity Research EBITDA	**4.7x**	**5.4x**	**6.1x**	**6.8x**	**7.5x**	**8.2x**	**8.9x**	**9.6x**
Implied P / 2019E Wells Fargo Equity Research EPS	**10.7x**	**12.9x**	**15.0x**	**17.2x**	**19.3x**	**21.5x**	**23.6x**	**25.7x**

Notes:

1. All share prices rounded to nearest $0.10; unless otherwise noted, FDSO based on basic shares, RSUs and options outstanding as per Q1'19 10Q
2. Management case implied PGR of (3.0%) – (0.5%); Wells Fargo equity research implied PGR of (3.0%) – (0.4%)
3. Assumes 7.0% cost of equity (6% Market Risk Premium, 2.1% risk free rate and 0.81 beta) with +/- 1% sensitivity, a 5.1% pre-tax cost of debt with most recent effective tax rate of 26.2%, and a debt / total capitalization of 20.7% as per current capital structure; previous materials based on beta and risk free rate, respectively, of 0.92 and 2.1% (June 10th materials); 1.05 and 2.5% (May 16th materials)
4. Assumes 4-year hold with current debt refinanced at illustrative new term loan issuance floating rate of L + 338bps (mid-point of L + 325 – 350) at 4.0x EBITDA (pre-SBC) leverage and at illustrative new secured notes at 5.63% (mid-point of 5.5% and 5.75%) at 3.0x EBITDA (pre-SBC) leverage
5. Based on analyst price target of $16.00 and $20.00 discounted at 7.0% cost of equity (6% Market Risk Premium, 2.1% risk free rate and 0.81 beta); previous materials based on beta and risk free rate, respectively, of 0.92 and 2.1% (June 10th materials); 1.05 and 2.5% (May 16th materials)

SPEEDWAY MOTORSPORTS, INC.






ZMAX DRAGWAY

Supplemental Materials

Speedway Motorsports Financial Projections
Basis of Presentation

SpeedwayMotorsports, Inc.

- **Equity Research Case:**
  - There are two Equity Research Analysts with projections for Speedway Motorsports (Wells Fargo and Macquarie)
  - Neither analyst has updated projections since Q1'2019 earnings on May 1, 2019
    - Wells Fargo has the most updated projections as of March 2019
    - Macquarie projections have not been refreshed since May 2018
  - As a result, the Equity Research Case is based on Wells Fargo projections as they reflect the most recent view of the business
- **Management LRP Projections:**
  - Management 5 Year Plan as of April 2019
  - Developed by Speedway Motorsports Management using bottoms up approach by revenue segment and by track
    - Updated on a quarterly basis as part of regular way budgeting process
    - LRP has been presented to Board and is included in quarterly update materials
    - Assumes ~2% top line growth and 2-3% growth in operating expenses in projection period
    - Management does not see significant risk to upcoming renewal of NASCAR Sanction Agreements in 2020

Speedway Motorsports Financial Projections Comparison

SpeedwayMotorsports, Inc.

Wells Fargo Equity Research vs. Management LRP Projections

Revenue

FYE 12/31
$MM



6%
17%
48%
29%
Admissions
Event Related
NASCAR Broadcasting
Other



458 458
462 462
468 456
477 465
486 475
496 486
509 497
2017A
2018A
2019E
2020E
2021E
2022E
2023E

	2019E	2020E	2021E	2022E	2023E
Cons. Growth	(1%)	2%	2%	2%	2%
Mgmt. Growth	1%	2%	2%	2%	3%

EBITDA

FYE 12/31
$MM



124 124
117 117
117 116
115 116
113 117
111 119
112 120
2017A
2018A
2019E
2020E
2021E
2022E
2023E

	2019E	2020E	2021E	2022E	2023E
Cons. Margin	25%	25%	25%	24%	24%
Mgmt. Margin	25%	24%	23%	22%	22%

ULFCF[1]

FYE 12/31
$MM



98 98
83 83
93 88
85 86
83 87
81 87
82 87
2017A
2018A
2019E
2020E
2021E
2022E
2023E

	2019E	2020E	2021E	2022E	2023E
Cons. CapEx	28	30	31	31	32
Mgmt. CapEx	24	30	30	30	30

Net Income[2]

FYE 12/31
$MM



37 37
41 41
39 39
39 39
39 39
39 40
40 40
2017A
2018A
2019E
2020E
2021E
2022E
2023E

	2019E	2020E	2021E	2022E	2023E
Cons. Growth	(6%)	0%	1%	1%	1%
Mgmt. Growth	(5%)	0%	1%	(1%)	2%

■ Actual ■ Management (April 2019) ■ Wells Fargo Equity Research

Source: Wall Street Equity Research and Management Case as of April, 2019

Notes:

1. ULFCF defined as EBITDA less CapEx
2. Historical net income reflects adjusted, non-GAAP net income per company filings, primarily normalizing for non-recurring benefits of income tax law changes among other items

Speedway Motorsports / International Speedway Comparative Analysis

SPEEDWAY MOTORSPORTS, INC.

As of July 12, 2019, Financials Based on Equity Research [1]

TRK / ISC Side-by-Side Comparison

CY figures in $MM, unless otherwise noted

Capitalization & Trading Metrics	Speedway Motorsports, Inc.: Prior to ISC Bid (11/9/2018)	Speedway Motorsports, Inc.: Prior to TRK Bid (4/23/2019) [2]	ISC International Speedway Corporation [4]: Prior to ISC Bid (11/9/2018)
Share Price	$16.34	$13.94	$39.06
Equity Value	$669	$574	1,738
Aggregate Value	$790	$694	1,636
AV / 2019E EBITDA	6.4x	6.0x	6.7x
AV / 2019E ULFCF [3]	9.0x	8.6x	11.8x
Price / 2019E EPS	15.7x	14.7x	18.6x
Key Operational & Financial Statistics - As of July 12, 2019			
2019E Revenue	456		697
2019E EBITDA	116		229
2019E CapEx	(28)		(110)
18A - 20E Revenue CAGR	*0%*		*3%*
18A - 20E EBITDA CAGR	*(2%)*		*7%*
18A - 20E EPS CAGR	*(2%)*		*4%*
2019E EBITDA Margin	*25%*		*33%*
2019E ULFCF Margin	*19%*		*17%*
Leverage - As of Latest Reported Figures			
Total Debt	201		257
(-) Cash	(69)		(339)
Net Debt	132		(82)
Total Debt / LTM EBITDA [5]	1.5x		1.3x
Net Debt / LTM EBITDA [5]	1.0x		NM
Ownership	**Smith Family & Affiliated Stockholders**		**France Family**
% Insider Economic Ownership [6]	*72%*		*42%*
% Insider Voting Ownership [6]	*72%*		*75%*

Notes:
1. TRK based on Wells Fargo equity research
2. Metrics based on released financials as of 4/23/2019 (Q4'18)
3. ULFCF defined as EBITDA less CapEx
4. ISC FYE in November, calendarized figures shown; CY18 figures reflect consensus estimates
5. Based on LTM EBITDA of $136MM for TRK and $204MM for ISC
6. Reflects ownership of Affiliated Stockholders as defined in the draft Merger Agreement as of July 22, 2019; percentage ownership based on basic shares outstanding as per the Q1'19 10-Q

Speedway Motorsports Historical Trading Multiples

EBITDA and P/E Multiples Based on Wells Fargo Equity Research Case (1)

Implied Value(2)

$MM, unless otherwise noted

	Valuation Range	
AV / NTM EBITDA	**Low**	**High**
NTM EBITDA Mult.	5.9x	7.3x
(x) NTM EBITDA	116	116
Implied AV	**689**	**846**
(-) Current Net Debt	(132)	(132)
Implied Equity Value	**557**	**714**
(/) FDSO (MM)	41.0	41.0
Implied Share Price	**$13.61**	**$17.44**

AV / NTM EBITDA Multiples Over Time



Range Prior to ISC Bid L6M (as of 11/9/2018)
Max: 7.3x
Min: 5.9x
7.7x
10.0x
9.0x
8.0x
7.0x
6.0x
5.0x
May-18
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19
May-19
Jul-19

Implied Value(2)

$MM, unless otherwise noted

	Valuation Range	
P / NTM EPS	**Low**	**High**
NTM EPS Mult.	14.2x	18.1x
(x) NTM EPS	$0.93	$0.93
Implied Share Price	**$13.16**	**$16.83**

NTM P / E Multiples Over Time



Range Prior to ISC Bid L6M (as of 11/9/2018)
Max: 18.1x
Min: 14.2x
19.7x
24.0x
22.0x
20.0x
18.0x
16.0x
14.0x
12.0x
May-18
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19
May-19
Jul-19

Source: CapIQ

Notes:

1. As of July 12, 2019
2. Based on min and max multiples over six months prior to NASCAR / ISC Bid

International Speedway Historical Trading Multiples

EBITDA and P/E Multiples Based on Equity Research Consensus [(1)]

Implied Value[(2)]

$MM, unless otherwise noted

AV / NTM EBITDA	Valuation Range Low	Valuation Range High
NTM EBITDA Mult.	6.4x	8.5x
(x) NTM EBITDA	232	232
Implied AV	**1,492**	**1,961**
(-) Current Net Debt & Other[(3)]	164	164
Implied Equity Value	**1,656**	**2,125**
(/) FDSO (MM)	43.5	43.5
Implied Share Price	**$38.08**	**$48.86**

AV / NTM EBITDA Multiples Over Time


10.0x
9.0x
8.0x
7.0x
6.0x
5.0x
Range Prior to ISC Bid L6M (as of 11/9/2018)
Max: 8.5x
Min: 6.4x
8.1x
May-18
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19
May-19
Jul-19

Implied Value[(2)]

$MM, unless otherwise noted

P / NTM EPS	Valuation Range Low	Valuation Range High
NTM EPS Mult.	16.7x	22.5x
(x) NTM EPS	$2.05	$2.05
Implied Share Price	**$34.25**	**$46.16**

NTM P / E Multiples Over Time


24.0x
22.0x
20.0x
18.0x
16.0x
14.0x
12.0x
Range Prior to ISC Bid L6M (as of 11/9/2018)
Max: 22.5x
Min: 16.7x
22.2x
May-18
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19
May-19
Jul-19

Source: CapIQ

Notes:

1. As of July 12, 2019
2. Based on min and max multiples over six months prior to NASCAR / ISC Bid
3. Other refers to equity investments

Speedway Motorsports Illustrative Discounted Cash Flow Analysis

SPEEDWAY MOTORSPORTS, INC.

Management Case

- DCF analysis suggests Speedway Motorsports' cash flows are valued at $16.11-$19.25 per share

Key Assumptions

- 3.75-year DCF
- 5.50% - 7.0% WACC
- 6.5x – 7.5x Terminal EBITDA Multiple

Implied Value[1]

$MM, unless otherwise noted

PV of ULFCF	230
Terminal Year EBITDA	112
(x) Exit Multiple	7.0x
FV of Terminal Value	**784**
Implied PGR	*(1.7%)*
PV of Terminal Value	625
Aggregate Value	**855**
(-) Current Debt	(201)
(+) Current Cash	69
Equity Value	**723**
(/) FDSO (MM)	41.0
Price Per Share	**$17.64**

Speedway Motorsports DCF Analysis

$MM, unless otherwise noted

	2019E	2020E	2021E	2022E	Terminal Year
Total Revenue	**468**	**477**	**486**	**496**	**509**
% Growth	1.4%	1.9%	1.9%	1.9%	2.8%
EBITDA (Post-SBC)	**117**	**115**	**113**	**111**	**112**
% Margin	25.0%	24.2%	23.3%	22.5%	22.0%
ULFCF Build	9mo				
EBIT (Post-SBC)	49	64	64	63	
(+) D&A	40	52	50	48	
(-) Cash Taxes	(13)	(17)	(17)	(17)	
(-) CapEx	(19)	(30)	(30)	(30)	
(+ / -) Change in NWC	0	0	0	0	
ULFCF	**58**	**69**	**67**	**65**	
PV of ULFCF	**56**	**63**	**58**	**53**	

DCF Sensitivity Analysis

$MM, unless otherwise noted

WACC ►	5.50%			6.25%			7.0%		
Exit Multiple ►	6.5x	7.0x	7.5x	6.5x	7.0x	7.5x	6.5x	7.0x	7.5x
PV of ULFCF	233	233	233	230	230	230	227	227	227
PV of Terminal Value	596	642	687	580	625	669	565	609	652
Aggregate Value	**829**	**875**	**921**	**810**	**855**	**900**	**792**	**836**	**879**
(-) Current Net Debt	(132)	(132)	(132)	(132)	(132)	(132)	(132)	(132)	(132)
Implied Equity Value	**697**	**743**	**789**	**678**	**723**	**768**	**660**	**704**	**747**
(/) FDSO (MM)	41.0	41.0	41.0	41.0	41.0	41.0	41.0	41.0	41.0
Price Per Share	**$17.01**	**$18.13**	**$19.25**	**$16.56**	**$17.64**	**$18.73**	**$16.11**	**$17.18**	**$18.24**
% Premium / (Discount) to 11/9/2018 [2]	***4.1%***	***10.9%***	***17.8%***	***1.3%***	***8.0%***	***14.6%***	***(1.4%)***	***5.1%***	***11.6%***
Implied DCF Statistics									
Implied PGR	*(3.0%)*	*(2.4%)*	*(1.9%)*	*(2.3%)*	*(1.7%)*	*(1.2%)*	*(1.6%)*	*(1.0%)*	*(0.5%)*
% of AV in Terminal Value	71.9%	73.3%	74.7%	71.6%	73.1%	74.4%	71.3%	72.8%	74.2%
AV / LTM EBITDA	6.2x	6.6x	6.9x	6.1x	6.4x	6.8x	6.0x	6.3x	6.6x
P / LTM Earnings	13.5x	14.4x	15.3x	13.1x	14.0x	14.8x	12.8x	13.6x	14.5x

Notes:

1. Based on mid-point of WACC range (6.25%)
2. Based on TRK share price of $16.34 1-day prior to NASCAR's initial bid for ISC (11/9/2018)

Speedway Motorsports Illustrative Discounted Cash Flow Analysis

SpeedwayMotorsports, Inc.

Wells Fargo Equity Research Case

- DCF analysis suggests Speedway Motorsports' cash flows are valued at $17.12-$20.45 per share

Key Assumptions

- 3.75-year DCF
- 5.50% - 7.0% WACC
- 6.5x – 7.5x Terminal EBITDA Multiple

Implied Value[1]

$MM, unless otherwise noted

PV of ULFCF	234
Terminal Year EBITDA	120
(x) Exit Multiple	7.0x
FV of Terminal Value	**837**
Implied PGR	*(1.7%)*
PV of Terminal Value	667
Aggregate Value	**900**
(-) Current Debt	(201)
(+) Current Cash	69
Equity Value	**768**
(/) FDSO (MM)	41.0
Price Per Share	**$18.75**

Speedway Motorsports DCF Analysis

$MM, unless otherwise noted

	2019E	2020E	2021E	2022E	Terminal Year
Total Revenue	**456**	**465**	**475**	**486**	**497**
% Growth	(1.3%)	2.0%	2.2%	2.3%	2.3%
EBITDA (Post-SBC)	**116**	**116**	**117**	**119**	**120**
% Margin	25.4%	25.0%	24.7%	24.4%	24.0%
ULFCF Build	9mo				
EBIT (Post-SBC)	49	63	63	63	
(+) D&A	39	54	55	56	
(-) Cash Taxes	(13)	(16)	(16)	(16)	
(-) CapEx	(23)	(30)	(31)	(32)	
(+ / -) Change in NWC	0	0	0	0	
ULFCF	**52**	**70**	**70**	**70**	
PV of ULFCF	**51**	**64**	**61**	**57**	

DCF Sensitivity Analysis

$MM, unless otherwise noted

WACC ►		5.50%			6.25%			7.0%	
Exit Multiple ►	6.5x	7.0x	7.5x	6.5x	7.0x	7.5x	6.5x	7.0x	7.5x
PV of ULFCF	237	237	237	234	234	234	231	231	231
PV of Terminal Value	636	685	733	619	667	714	603	649	696
Aggregate Value	**872**	**921**	**970**	**853**	**900**	**948**	**833**	**880**	**926**
(-) Current Net Debt	(132)	(132)	(132)	(132)	(132)	(132)	(132)	(132)	(132)
Implied Equity Value	**740**	**789**	**838**	**721**	**768**	**816**	**701**	**748**	**794**
(/) FDSO (MM)	41.0	41.0	41.0	41.0	41.0	41.0	41.0	41.0	41.0
Price Per Share	**$18.07**	**$19.26**	**$20.45**	**$17.58**	**$18.75**	**$19.91**	**$17.12**	**$18.25**	**$19.38**
% Premium / (Discount) to 11/9/2018 [2]	***10.6%***	***17.9%***	***25.2%***	***7.6%***	***14.7%***	***21.8%***	***4.7%***	***11.7%***	***18.6%***
Implied DCF Statistics									
Implied PGR	*(3.0%)*	*(2.4%)*	*(1.9%)*	*(2.3%)*	*(1.7%)*	*(1.2%)*	*(1.6%)*	*(1.0%)*	*(0.4%)*
% of AV in Terminal Value	72.9%	74.3%	75.6%	72.6%	74.0%	75.4%	72.3%	73.8%	75.1%
AV / LTM EBITDA	6.6x	6.9x	7.3x	6.4x	6.8x	7.1x	6.3x	6.6x	7.0x
P / LTM Earnings	14.3x	15.3x	16.2x	13.9x	14.9x	15.8x	13.6x	14.5x	15.4x

Notes:
1. Based on mid-point of WACC range (6.25%)
2. Based on TRK share price of $16.34 1-day prior to NASCAR's initial bid for ISC (11/9/2018)

BAML's Financing Proposal for SFC

SpeedwayMotorsports, Inc.

Sources and Uses and Pro Forma Capitalization as Provided by BAML on June 8, 2019 and Updated Based on Draft Commitment Letter Dated July 17, 2019

- Based on a $19.75/share transaction, the proposed financing implies total leverage of 3.33x Compliance EBITDA

Illustrative Sources

$MM unless otherwise noted

Sources	Amount	%
New Revolver ($100MM)	6	2%
New Term Loan A	250	98%
Total Sources	**256**	**100%**

Illustrative Uses

$MM unless otherwise noted

Uses	Amount	%
Public Equity Purchase Price [1]	226	88%
Estimated Fees & Expenses	30	12%
Total Uses	**256**	**100%**

Pro Forma Capitalization

$MM unless otherwise noted

Capitalization	Maturity	As of 3/31/2019	*Adj.*	Pro Forma 3/31/2019
Cash & Equivalents [3]		$7		$7
New Revolver ($100MM) [2]	5 years	--	6	6
New Term Loan A [2]	5 years	--	250	250
Existing Revolver ($100MM)	12/27/2019	--		--
Secured Debt		**--**		**256**
5.125% Senior Notes	2/1/2023	200	--	200
Other Notes Payable	Various	1	--	1
Total Debt		**201**		**457**
Compliance EBITDA		$137		$137
Credit Statistics - 3/31/2019				
Secured Debt / Compliance EBITDA		--		1.87x
Total Debt / Compliance EBITDA		1.46x		3.33x

Source: Bank of America Merrill Lynch

Notes:
1. Equal to offer price of $19.75 x public float of 27.9% x fully diluted shares outstanding of ~41.0MM
2. Pro rata maturity to spring 120 days before 2023 Senior Notes maturity unless 2023 Senior Notes refinanced prior to then
3. Cash & Equivalents equal to Cash of $69MM less Deferred Race Event Revenue of $62MM

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SPEEDWAY MOTORSPORTS, INC.

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